Exhibit 99.1

EnerNOC Media Relations: Robin Deliso 617.692.2601 news@enernoc.com	Investor Relations: Christopher Sands 617.692.2569 ir@enernoc.com

EnerNOC Reports Results for Second Quarter of 2015

Boston, August 6, 2015 — EnerNOC, Inc. (Nasdaq: ENOC), a leading provider of energy intelligence software (EIS), today announced results for the second quarter ended June 30, 2015.

“The accelerating pace of change in global energy markets is creating unprecedented complexity for energy decision makers and we are positioned to lead enterprises into a new era of energy management,” said Tim Healy, Chairman and CEO of EnerNOC. “We are seeing increased interest in EIS as an energy decision support system and are excited to capitalize on this tremendous growth opportunity.”

Summary Financial Results

In Thousands, Except Per Share Amounts
	Q2 2015	Q2 2014	H1 2015	H1 2014
Revenue	$72,500	$44,055	$123,051	$96,563
Net Loss
GAAP	$(18,780)	$(27,385)	$(69,082)	$(57,798)
Non-GAAP[1]	$(8,943)	$(20,694)	$(48,544)	$(44,051)
Net Loss Per Basic and Diluted Share
GAAP	$(0.66)	$(0.96)	$(2.45)	$(2.05)
Non-GAAP[1]	$(0.32)	$(0.73)	$(1.72)	$(1.57)
Cash Flow (Used in) Provided by Operations	$(5,216)	$17,292	$(23,668)	$5,726
Free Cash Flow[1]	$(8,309)	$17,265	$(31,967)	$(414)
Adjusted EBITDA[1]	$(3,204)	$(15,940)	$(33,217)	$(34,364)

(1)	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Recent Highlights

•	The Company grew its enterprise ARR by $3 million quarter-over-quarter to $58 million at the end of the second quarter. The Company expanded relationships with existing customers such as commercial real estate firm Equity Office Properties, and added new customers in key verticals such as Diamond Foods in food processing and Adelphi University in education.

•	The Company made two leadership announcements, promoting Eric Erston to Vice President of Global Sales and appointing Gary Haroian to its Board of Directors. Erston joined the Company in January to lead the enterprise sales team after spending 15 years in sales leadership positions at RSA, the Security Division of EMC. Haroian, a 30-year veteran of the software industry, has held executive and board positions at several companies, including Aspen Technology, Inc.

•	The Company reached a key product milestone in its partnership with SunPower, enabling SunPower to begin bundling EnerNOC EIS with all solar systems it sells to commercial and industrial customers in North America.

•	The Company increased its international revenue by 55% year-over-year, driven by strong performance in the Asia-Pacific region, including the South Korean market the Company entered last year.

Company Issues Third Quarter Guidance and Reaffirms Full Year Guidance

The Company today issued guidance for the third quarter of 2015 and reaffirmed its previously issued guidance for the full year. The Company’s guidance is based on current trends and management’s current expectations for the Company’s business, which may change at any time.

Guidance for Quarter Ending September 30, 2015
Total Revenue (in millions)	$224-$239
GAAP Net Income Per Diluted Share	$0.47-$0.57
Non-GAAP Net Income Per Diluted Share[1]	$0.80-$0.91
Adjusted EBITDA[1] (in millions)	$33-$37

(1)	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Reaffirmed Guidance for Year Ending December 31, 2015
Total Revenue (in millions)	$410-$430
Grid Operator Revenue	$270-$280
Utility Revenue	$70-$75
Enterprise Revenue	$70-$75
GAAP Net Loss Per Diluted Share	$(3.12)-$(3.02)
Non-GAAP Net Loss Per Diluted Share[1]	$(1.72)-$(1.61)
Adjusted EBITDA[1] (in millions)	$(14)-$(10)

(1)	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Company to Host Live Conference Call and Webcast

The Company’s management team plans to host a live conference call and webcast at 9:00 a.m. eastern time today to discuss financial results and management’s outlook for the business. The conference call may be accessed in the United States by dialing (800) 230-1093 (domestic) or (612) 234-9960 (international) and using access code “ENOC”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at http://investor.enernoc.com. A replay of the conference call will be available approximately two hours after the call by dialing (800) 475-6701 or (320) 365-3844 and using access code 365046, or by accessing the webcast replay on the Company’s investor relations website.

About EnerNOC

EnerNOC is a leading provider of cloud-based energy intelligence software (EIS) and services to thousands of enterprise customers and utilities globally. EnerNOC’s EIS solutions for enterprise customers improve energy productivity by optimizing how they buy, how much they use, and when they use energy. EIS for enterprise includes budgeting and procurement, utility bill management, facility optimization, visibility and reporting, project tracking, demand management, and demand response. EnerNOC’s EIS solutions for utilities help maximize customer engagement and the value of demand-side resources, including demand response and energy efficiency. EnerNOC supports customer success with its world-class professional services team and a Network Operations Center (NOC) staffed 24x7x365. For more information, visit www.enernoc.com.

EnerNOC, Inc. Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis and the future growth and success of the Company’s energy intelligence software and related solutions, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EnerNOC, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Grid operator	$41,545	$22,974	$65,258	$58,744
Utility	12,557	11,961	23,338	22,270
Enterprise	18,398	9,120	34,455	15,549

Total revenues	72,500	44,055	123,051	96,563
Cost of revenues	33,543	27,802	65,499	63,941

Gross profit	38,957	16,253	57,552	32,622
Operating expenses:
Selling and marketing	23,670	19,526	52,166	38,025
General and administrative	28,453	24,191	56,743	47,868
Research and development	7,735	4,997	15,186	10,172
Gain on sale of service line	—	(3,378)	—	(3,378)
Gain on sale of assets	(2,991)	(2,171)	(2,991)	(2,171)

Total operating expenses	56,867	43,165	121,104	90,516
Loss from operations	(17,910)	(26,912)	(63,552)	(57,894)
Other income (expense), net	1,705	374	(2,952)	948
Interest expense	(2,240)	(603)	(4,532)	(1,053)

Loss before income tax	(18,445)	(27,141)	(71,036)	(57,999)
(Provision for) benefit from income tax	(345)	(264)	1,940	161

Net loss	(18,790)	(27,405)	(69,096)	(57,838)
Net loss attributable to noncontrolling interest	(10)	(20)	(14)	(40)

Net loss attributable to EnerNOC, Inc.	$(18,780)	$(27,385)	$(69,082)	$(57,798)

Net loss per common share attributable to EnerNOC, Inc.
Basic and diluted	$(0.66)	$(0.96)	$(2.45)	$(2.05)

Weighted average number of common shares used in computing net loss per share attributable to EnerNOC, Inc.
Basic and diluted	28,327,867	28,461,111	28,172,398	28,225,518

EnerNOC, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value and share data)

(unaudited)

	June 30, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$143,555	$254,351
Trade accounts receivable, net	38,729	40,875
Unbilled revenue	19,131	97,512
Capitalized incremental direct customer contract costs	19,356	7,633
Prepaid expenses and other current assets	24,454	19,950

Total current assets	$245,225	$420,321

Property and equipment, net	49,656	50,458
Goodwill and intangible assets, net	213,304	146,050
Capitalized incremental direct customer contract costs, long-term	440	982
Deposits and other assets	7,937	6,891

Total assets	$516,562	$624,702

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,255	$9,250
Accrued capacity payments	46,243	92,332
Accrued payroll and related expenses	20,685	18,446
Accrued expenses and other current liabilities	25,245	28,724
Deferred revenue	22,919	13,738

Total current liabilities	$117,347	$162,490

Deferred tax liability	16,857	16,449
Deferred revenue, long-term	6,279	5,816
Other liabilities	8,971	8,919
Convertible senior notes, net	140,928	138,908

Total long-term liabilities	173,035	170,092

Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized, 30,871,330 and 29,833,578 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	31	30
Additional paid-in capital	371,665	365,855
Accumulated other comprehensive loss	(7,402)	(4,752)
Accumulated deficit	(138,342)	(69,260)

Total EnerNOC, Inc. stockholders’ equity	225,952	291,873
Non controlling interest	228	247

Total stockholders’ equity	226,180	292,120

Total liabilities and stockholders’ equity	$516,562	$624,702

EnerNOC, Inc.

Condensed Consolidated Statements of Cash Flow Data

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash (used in) provided by operating activities	$(5,216)	$17,292	$(23,668)	$5,726
Cash used in investing activities	(2,969)	(10,914)	(83,535)	(41,864)
Cash used in financing activities	(1,119)	(1,329)	(2,130)	(4,448)
Effects of exchange rate changes on cash and cash equivalents	431	156	(1,463)	300

Net change in cash and cash equivalents	$(8,873)	$5,205	$(110,796)	$(40,286)
Cash and cash equivalents at beginning of period	152,428	103,698	254,351	149,189

Cash and cash equivalents at end of period	$143,555	$108,903	$143,555	$108,903

EnerNOC, Inc.

Statement on Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP measures that exclude certain amounts, including non-GAAP net (loss) income attributable to EnerNOC, Inc., non-GAAP net (loss) income per share attributable to EnerNOC, Inc., adjusted EBITDA and free cash flow. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net (loss) income attributable to EnerNOC, Inc. is GAAP net (loss) income attributable to EnerNOC, Inc.; the GAAP measure most comparable to non-GAAP net (loss) income per share attributable to EnerNOC, Inc. is GAAP net (loss) income per share attributable to EnerNOC, Inc.; the GAAP measure most comparable to adjusted EBITDA is GAAP net (loss) income attributable to EnerNOC, Inc.; and the GAAP measure most comparable to free cash flow is cash flows provided by (used in) operating activities. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included below.

Management uses these non-GAAP measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. Management believes that such measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance. For example, management considers non-GAAP net (loss) income attributable to EnerNOC, Inc. to be an important indicator of the overall performance because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash compensation expenses. In addition, management considers adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of the business and a good measure of the Company’s historical operating trend. Moreover, management considers free cash flow to be an indicator of the Company’s operating trend and performance of the business.

The following is an explanation of the non-GAAP measures that management utilizes, including the adjustments that management excluded as part of the non-GAAP measures:

•	Management defines non-GAAP net income (loss) attributable to EnerNOC, Inc. as net income (loss) attributable to EnerNOC, Inc. before accretion expense related to the debt-discount portion of interest expense associated with the convertible note issuance, stock-based compensation, direct and incremental expenses related to acquisitions or divestitures, direct and incremental expenses related to restructuring, and amortization expenses related to acquisition-related intangible assets, net of related tax effects.

•	Management defines adjusted EBITDA as net income (loss) attributable to EnerNOC, Inc., excluding depreciation, amortization, stock-based compensation, direct and incremental expenses related to acquisitions or divestitures, direct and incremental expenses related to restructuring, interest, income taxes and other income (expense).

•	Management defines free cash flow as net cash provided by (used in) operating activities, less capital expenditures, plus net cash provided by (used in) the sale of assets or disposals of components of an entity. Management defines capital expenditures as purchases of property and equipment, which includes capitalization of internal-use software development costs.

Non-GAAP net (loss) income attributable to EnerNOC, Inc., non-GAAP net (loss) income per share attributable to EnerNOC, Inc., adjusted EBITDA and free cash flow may have limitations as analytical tools. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to the financial information presented in accordance with GAAP and should not be considered measures of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

EnerNOC, Inc.

Reconciliation Of Non-GAAP Measures To Nearest GAAP Measures

Reconciliation of Non-GAAP Net Loss Attributable to EnerNOC, Inc. And Net Loss Per Share Attributable to EnerNOC, Inc.

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

GAAP net loss attributable to EnerNOC, Inc.	$(18,780)	$(27,385)	$(69,082)	$(57,798)

ADD: Stock-based compensation expense	3,321	3,799	7,730	8,026

ADD: Amortization expense of acquired intangible assets	4,027	2,479	7,945	4,362
ADD: Direct and incremental expenses related to acquisitions or divestitures (1)	221	413	1,603	1,359

ADD: Direct and incremental expenses related to restructuring (2)	1,240	—	1,240	—

ADD: Debt discount portion of convertible debt	1,028	—	2,020	—

Non-GAAP net loss attributable to EnerNOC, Inc.	$(8,943)	$(20,694)	$(48,544)	$(44,051)

GAAP net loss per diluted share attributable to EnerNOC, Inc.	$(0.66)	$(0.96)	$(2.45)	$(2.05)

ADD: Stock-based compensation expense	0.12	0.13	0.27	0.28

ADD: Amortization expense of acquired intangible assets	0.14	0.09	0.28	0.15
ADD: Direct and incremental expenses related to acquisitions or divestitures (1)	0.01	0.01	0.06	0.05

ADD: Direct and incremental expenses related to restructuring (2)	0.04	—	0.04	—

ADD: Debt discount portion of convertible debt	0.03	—	0.08	—

Non-GAAP net loss per diluted share attributable to EnerNOC, Inc.	$(0.32)	$(0.73)	$(1.72)	$(1.57)

(1)	Represents costs primarily related to acquisitions for third party professional services (legal, accounting, valuation) and severance.
(2)	Represents costs associated with reorganizing the business for our continued enterprise and utility focus.

EnerNOC, Inc.

Reconciliation of Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net loss attributable to EnerNOC, Inc.	$(18,780)	$(27,385)	$(69,082)	$(57,798)
Add back:
Depreciation and amortization	9,914	7,842	19,748	15,207
Stock-based compensation expense	3,321	3,799	7,730	8,026
Direct and incremental expenses related to acquisitions or divestitures (1)	221	413	1,603	1,359
Direct and incremental expenses related to restructuring (2)	1,240	—	1,240	—
Other (income) expense, net (3)	(1,705)	(374)	2,952	(948)
Interest expense	2,240	603	4,532	1,053
Provision for (benefit from) income tax (4)	345	(838)	(1,940)	(1,263)

Adjusted EBITDA	$(3,204)	$(15,940)	$(33,217)	$(34,364)

(1)	Represents costs primarily related to acquisitions for third party professional services (legal, accounting, valuation) and severance.
(2)	Represents costs associated with reorganizing the business for our continued enterprise and utility focus.
(3)	Other expense primarily relates to foreign currency (gains) losses.
(4)	Excludes discrete tax provision of $1,102 recorded during the three and six month periods ended June 30, 2014 related to the sale of the USC business component.

EnerNOC, Inc.

Reconciliation of Free Cash Flow

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net cash (used in) provided by operating activities	$(5,216)	$17,292	$(23,668)	$5,726
Add: Net cash provided by the sale of assets or disposals of components of an entity	2,991	6,446	2,991	6,446
Subtract: Purchases of property and equipment	(6,084)	(6,473)	(11,290)	(12,586)

Free cash flow	$(8,309)	$17,265	$(31,967)	$(414)

Non-GAAP Financial Guidance

This press release also includes estimates of future adjusted EBITDA and non-GAAP net loss per diluted share attributable to EnerNOC, Inc. A reconciliation of these amounts to the nearest expected GAAP results, is presented below:

	Three Months Ended September 30, 2015				Twelve Months Ended December 31, 2015
			Per Diluted Share				Per Diluted Share
In Millions, Except Per Share Amounts	Low	High	Low	High	Low	High	Low	High

Projected GAAP Net Income (Loss)	$13.4	$16.4	$0.47	$0.57	$(89.0)	$(86.0)	$(3.12)	$(3.02)

Adjustments:

Stock-based compensation	$4.1	$4.3	$0.14	$0.15	$16.0	$16.2	$0.56	$0.57

Amortization expense of acquired intangible assets	$4.0	$4.0	$0.14	$0.14	$15.9	$15.9	$0.56	$0.56

Direct and incremental expenses[1]	$0.6	$0.6	$0.02	$0.02	$4.0	$4.0	$0.14	$0.14

Accretion expense related to the debt-discount portion of interest associated with convertible note issuance	$1.0	$1.0	$0.03	$0.03	$4.1	$4.1	$0.14	$0.14

Projected Non-GAAP Net Income (Loss)	$23.1	$26.3	$0.80	$0.91	$(49.0)	$(45.8)	$(1.72)	$(1.61)

Adjustments:

Depreciation	$6.1	$6.1			$24.0	$24.0

Interest and other expense, net[2]	$2.8	$3.6			$11.0	$11.8

Provision for income taxes	$1.0	$1.0			$0.0	$0.0

Adjusted EBITDA	$33.0	$37.0			$(14.0)	$(10.0)

Weighted Average Number of Common Shares Outstanding-Diluted	28.8	28.8			28.5	28.5

(1)	“Direct and incremental expenses” represent costs primarily related to acquisitions for third party professional services (legal, accounting, valuation), severance and restructuring activities.

(2)	“Interest and other expense, net” excludes “Accretion expense related to the debt-discount portion of interest associated with convertible note issuance”.